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SCHEDULE 14A INFORMATION

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LMP CAPITAL AND INCOME FUND INC.

(Name of Registrant as Specified in Its Charter)

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CLOSED-END FUNDS ADVISED BY LEGG MASON PARTNERS FUND ADVISOR, LLC ANNOUNCE THAT FRANKLIN RESOURCES, INC. IS TO ACQUIRE LEGG MASON, INC.

ClearBridge MLP and Midstream Fund Inc. (NYSE: CEM),

ClearBridge Energy Midstream Opportunity Fund Inc. (NYSE: EMO),

ClearBridge MLP and Midstream Total Return Fund Inc. (NYSE: CTR),

BrandywineGLOBAL - Global Income Opportunities Fund Inc. (NYSE: BWG),

LMP Capital and Income Fund Inc. (NYSE: SCD),

Western Asset Corporate Loan Fund Inc. (NYSE: TLI),

Western Asset Emerging Markets Debt Fund Inc. (NYSE: EMD),

Western Asset Global Corporate Defined Opportunity Fund Inc. (NYSE: GDO),

Western Asset Global High Income Fund Inc. (NYSE: EHI),

Western Asset High Income Fund II Inc. (NYSE: HIX),

Western Asset High Income Opportunity Fund Inc. (NYSE: HIO),

Western Asset High Yield Defined Opportunity Fund Inc. (NYSE: HYI),

Western Asset Intermediate Muni Fund Inc. (NYSE: SBI),

Western Asset Investment Grade Defined Opportunity Trust Inc. (NYSE:IGI),

Western Asset Managed Municipals Fund Inc. (NYSE: MMU),

Western Asset Middle Market Debt Fund Inc. (XWAMX),

Western Asset Middle Market Income Fund Inc. (XWMFX),

Western Asset Mortgage Opportunity Fund Inc. (NYSE: DMO),

Western Asset Municipal Defined Opportunity Trust Inc. (NYSE: MTT),

Western Asset Municipal High Income Fund Inc. (NYSE: MHF),

Western Asset Municipal Partners Fund Inc. (NYSE: MNP), and

Western Asset Variable Rate Strategic Fund Inc. (NYSE: GFY)

(together, the “Funds”)

NEW YORK – (BUSINESS WIRE) – February 19, 2020. Franklin Resources, Inc. (“Franklin Resources”) and Legg Mason, Inc. (“Legg Mason”) announced today that they have entered into a definitive agreement for Franklin Resources to acquire Legg Mason.

The Funds’ investment manager, Legg Mason Partners Fund Advisor, LLC (the “Manager”), is a wholly-owned subsidiary of Legg Mason and would become a wholly-owned subsidiary of Franklin Resources as a result of the transaction. The Funds are sub-advised by other affiliates of Legg Mason that also would be acquired by Franklin Resources as a result of the transaction.

Under the Investment Company Act of 1940, consummation of the transaction will result in the automatic termination of each Fund’s investment management contract with the Manager, and any related sub-advisory contract(s), where applicable. Therefore, each Fund’s Board of Directors will be asked to approve a new investment management contract between the Fund and the Manager (and a new sub-advisory contract(s), if applicable). If approved by the Board of Directors, the new investment management contract (and the new sub-advisory contract(s), if applicable) will be presented to the shareholders of each Fund for their approval.

The transaction is subject to approval by Legg Mason’s shareholders and customary closing conditions, including receipt of applicable regulatory approvals. Subject to such approvals and the satisfaction of the other conditions, the transaction is expected to be consummated later this year.

An investment in a Fund involves risk, including loss of principal. Investment return and the value of shares will fluctuate. Any data and commentary provided in this press release are for informational purposes only.

For more information, please call Investor Relations: 1-888-777-0102, or consult the Funds’ web site at www.lmcef.com. The information contained on the Funds’ web site is not part of this press release. Hard copies of the Funds’ complete audited financial statements are available free of charge upon request.

Media Contact: Fund Investor Services-1-888-777-0102